Exhibit 10.77

CONFIDENTIAL PORTIONS OMITTED PURSUANT TO RULE 24b-2 OF THE

SECURITIES EXCHANGE ACT OF 1934

RESTATED AMENDMENT N°2 TO THE

COLLABORATION RESEARCH

AGREEMENT REFERENCED

N°001009/MCM/FP

This Amendment entered into as of December 16th, 2003 (the “Effective Date”) is made between :

CORTEX PHARMACEUTICALS Inc

Having its principal office at

15241 Barranca Parkway

Irvine, California

USA

(hereinafter “Cortex”)

                                                                                            on one part,

AND

INSTITUT DE RECHERCHES INTERNATIONALES SERVIER

A corporation duly organized and registered under the laws of France

Having its principal office at

6 Place des Pléiades

92415 Courbevoie cedex

France

(hereinafter “IRIS”)

and

LES LABORATOIRES SERVIER

A corporation duly organized and registered under the laws of France

Having its principal office at

22 Rue Garnier

92200 Neuilly Sur Seine

France

(hereinafter “LLS”)

IRIS et LLS are hereinafter collectively referred to as “Servier”.

                                                                                            on the other part,

R E C I T A L S

A.	CORTEX, IRIS and ADIR ET COMPAGNIE have entered into as October 13th, 2000 a Collaboration Research Agreement referenced 001009/MCM/FP (hereinafter the “Agreement”).

B.	ADIR ET COMPAGNIE has been merged into LLS.

C.	By a letter dated October 3rd, 2002 the Parties have amended the Agreement in order to provide further research funding and extend the definition of the Field of Article 1.10 to the use of Ampakines for the treatment of anxiety disorder.

D.	The initial term of the Research Phase was for a period of three years from its commencement as stated in article 3.1 of the Agreement. The parties acknowledge that such commencement was December 7, 2000.

E.	The Parties hereto wish to extend the duration of the Agreement and further amend the Agreement.

NOW, THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS :

1.	The term of the Research Phase is extended from December 7, 2003 for a new period of two (2) years and shall thereafter continue on annual basis unless either Party gives notice or termination of the Research Phase at least six (6) months prior to the expiration of the above two (2) year period or any one (1) year extension term.

Notwithstanding the above either party shall be entitled to terminate this Agreement by giving notice of termination to the other party six (6) months prior to the end of the first year of reconduction.

2.	For reminder since October 3rd, 2002 Article 1.10 is amended as follows :

“Field shall mean the use of AMPAKINES for the treatment of (i) declines in cognitive or performance associated with aging, and (ii) neurodegenerative diseases, including such as but not limited to Alzheimer’s disease, Parkinson’s disease, multiple sclerosis and Amyotrophic Lateral Sclerosis, and (iii) anxiety disorders. Without limitation, the Field specifically excludes the treatment of traumatic brain injury, stroke, spinal cord injury, ischemic conditions or injuries and all other psychiatric conditions other than specified herein.”

3.	The new Research Plan is attached hereto as appendix I.

4.	The reconduction period is subject to the payment by SERVIER of 528,750 USD (five hundred and twenty eight thousand seven hundred and fifty USD) per quarter during such period of reconduction, such amount to be adjusted at the beginning of each year, commencing January 2004, in accordance with article 6.2 of the Agreement.

5.	Each party recognizes that ownership of any and all results patentable or not arising out of or in connection with the studies defined in Appendix II hereto are in accordance with article 2.3 and 7.1.1 of the Agreement.

6.	Any and all other terms and conditions defined in the Agreement non amended or modified hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

CORTEX PHARMACEUTICALS Inc.	INSTITUT DE RECHERCHES

INTERNATIONALES SERVIER

By : /s/ Roger Stoll	By : /s/ Laurent Perret

Name : Roger STOLL, Ph. D.	Name : Dr. Laurent PERRET

Title : Chief Executive Officer	Title : President R&D

LES LABORATOIRES SERVIER

/s/ Marc Milward

By : Marc MILWARD

Title : Proxy

APPENDIX I

RESEARCH PLAN

*	[PAGES 1 THROUGH 4 OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

APPENDIX II

SERVIER’S STUDIES

*	[PAGES 1 THROUGH 4 OMITTED AND FILED SEPARATELY WITH THE COMMISSION]